UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018

GB Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue
Las Vegas, Nevada 89118
Phone: (844) 843-2569
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐ Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Securities Holders.
On March 7, 2018, a special meeting of the Registrant was called to order and then adjourned and continued until April 6, 2018, because on March 7, 2018, an insufficient number of votes were present at the meeting to consitute a quorum for purposes of taking shareholder action.  As of  the record date for the meeting there were 134,566,238 common shares issued and outstanding.  There were 85,936,499 common shares represented at the reconvened meeting on April 6, 2018, either in person or by proxy.
With regard to the proposal to approve the change in corporate domicile from the State of Delaware to the State of Nevada, the vote was 84,759,618 for; 995,374 against; and 181,507 abstaining.
With regard to the proposal to approve an amendment to our articles of incorporation to increase the number of authorized capital shares from 250,000,000 to 400,000,000, the vote was 78,137,590 for; 7,183,703 against; and 615,206 abstaining.
With regard to the proposal to ratify the adoption by the board of the Growblox Sciences, Inc. 2014 Equity Incentive Plan, the vote was 84,759,618 for; 995,374 against; and 181,507 abstaining.
With regard to the proposal to lower the quorum requirement for shareholder meeting purposes from 50% to 33%, the vote was 84,759,618 for; 995,374 against; and 181,507 abstaining.
With regard to the proposal to authorize the board of directors to designate classifications of stock from the authorized capital stock of the company and to designate series of stock within those classifications and to designate the rights and privileges of those series, the vote was 84,759,618 for; 995,374 against; and 181,507 abstaining.
SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc.

Dated: April 13, 2018	By:	/s/ Ksenia Griswold
Ksenia Griswold
Chief Financial Officer